			EXHIBIT 12

FIRSTENERGY CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2007	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$290,110	$218,944
Interest and other charges, before reduction for amounts capitalized	184,624	167,855
Provision for income taxes	200,341	135,203
Interest element of rentals charged to income (a)	54,985	56,796

Earnings as defined	$730,060	$578,798

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest expense	$184,624	$165,640
Subsidiaries’ preferred stock dividend requirements	-	2,215
Adjustments to subsidiaries’ preferred stock dividends
to state on a pre-income tax basis	-	1,368
Interest element of rentals charged to income (a)	54,985	56,796

Fixed charges as defined	$239,609	$226,019

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.05	2.56

a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

OHIO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2007	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$54,035	$63,830
Interest and other charges, before reduction for amounts capitalized	21,022	18,387
Provision for income taxes	17,426	38,320
Interest element of rentals charged to income (a)	21,402	22,662

Earnings as defined	$113,885	$143,199

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$17,971	$13,083
Other interest expense	3,051	5,149
Subsidiaries’ preferred stock dividend requirements	-	156
Adjustments to subsidiaries’ preferred stock dividends
to state on a pre-income tax basis	18	101
Interest element of rentals charged to income (a)	21,402	22,662

Fixed charges as defined	$42,442	$41,151

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.68	3.48

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

OHIO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Three Months Ended
	March 31,
	2007	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$54,035	$63,830
Interest and other charges, before reduction for amounts capitalized	21,022	18,387
Provision for income taxes	17,426	38,320
Interest element of rentals charged to income (a)	21,402	22,662

Earnings as defined	$113,885	$143,199

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
Interest on long-term debt	$17,971	$13,083
Other interest expense	3,051	5,149
Preferred stock dividend requirements	-	815
Adjustments to preferred stock dividends
to state on a pre-income tax basis	(5)	455
Interest element of rentals charged to income (a)	21,402	22,662

Fixed charges as defined plus preferred stock
dividend requirements (pre-income tax basis)	$42,419	$42,164

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.68	3.40
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2007	2006
	(Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$38,346	$33,710
Interest and other charges, before reduction for amounts capitalized	25,024	22,015
Provision for income taxes	32,665	23,559
Interest element of rentals charged to income (a)	2,385	1,692

Earnings as defined	$98,420	$80,976

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	20,575	18,058
Other interest expense	4,449	3,957
Interest element of rentals charged to income (a)	2,385	1,692

Fixed charges as defined	$27,409	$23,707

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.59	3.42

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Three Months Ended
	March 31,
	2007	2006
	(Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$38,346	$33,710
Interest and other charges, before reduction for amounts capitalized	25,024	22,015
Provision for income taxes	32,665	23,559
Interest element of rentals charged to income (a)	2,385	1,692

Earnings as defined	$98,420	$80,976

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
Interest on long-term debt	$20,575	$18,058
Other interest expense	4,449	3,957
Preferred stock dividend requirements	-	125
Adjustments to preferred stock dividends
to state on a pre-income tax basis	-	87
Interest element of rentals charged to income (a)	2,385	1,692

Fixed charges as defined plus preferred stock
dividend requirements (pre-income tax basis)	$27,409	$23,919

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.59	3.39
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

METROPOLITAN EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2007	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$31,639	$17,914
Interest and other charges, before reduction for amounts capitalized	11,756	11,184
Provision for income taxes	23,599	11,204
Interest element of rentals charged to income (a)	472	268

Earnings as defined	$67,466	$40,570

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	7,334	8,717
Other interest expense	4,422	2,467
Interest element of rentals charged to income (a)	472	268

Fixed charges as defined	$12,228	$11,452

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	5.52	3.54

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2007	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$31,744	$23,149
Interest and other charges, before reduction for amounts capitalized	11,337	10,536
Provision for income taxes	24,263	13,954
Interest element of rentals charged to income (a)	829	768

Earnings as defined	$68,173	$48,407

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$7,012	$6,934
Other interest expense	4,325	3,602
Interest element of rentals charged to income (a)	829	768

Fixed charges as defined	$12,166	$11,304

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	5.60	4.28

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.